UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2014

 ASPECT SOFTWARE GROUP HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-170936	98-0587778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2325 E. Camelback Road, Suite 700
Phoenix, Arizona, 85016
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, Aspect Software, Inc. (as borrower), the Company's domestic operating subsidiary, amended its Credit Facility to extend the maturity of its senior secured revolving facility with an original maturity date of May 7, 2014, through May 7, 2015. The Company paid 20 basis points in amendment fees to lenders as a result of the maturity date extension.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 5 to the Credit Agreement dated as of May 21, 2014, among Aspect Software Parent, Inc., Aspect Software, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents

10.2
Amendment No. 6 to the Credit Agreement dated as of May 28, 2014, among Aspect Software Parent, Inc., Aspect Software, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE GROUP HOLDINGS LTD.
Date: May 28, 2014	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	Executive Vice President and Chief Financial Officer